1 FIRST QUARTER 2021 FINANCIAL RESULTS May 5, 2021 (UNAUDITED) Exhibit 99.2

2 SCOTT PALFREEMAN Director of Finance and Investor Relations

3 Safe Harbor Provision Certain statements contained in this presentation regarding Veritiv Corporation’s (the "Company") future operating results, p erf ormance, business plans, prospects, guidance, the 2020 Restructuring Plan and any other restructuring, statements related to the impact of COVID - 19 and any other statements not consti tuting historical fact are "forward - looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believ e," "expect," "anticipate," "continue," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, o r o ther comparable expressions, as they relate to the Company or its business, have been used to identify such forward - looking statements. All forward - looking statements reflect only the Compan y’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information cu rre ntly available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operatin g r esults, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements. Factors that could cause actual results to differ materially from current expectations include risks and other factors descri bed under "Risk Factors" and elsewhere in our Annual Report on Form 10 - K and elsewhere in the Company's publicly available reports filed with the Securities and Exchange Commission ("SEC") , which contain a discussion of various factors that may affect the Company's business or financial results. Such risks and other factors, which in some instances are beyond the Com pany's control, include: adverse impacts of the COVID - 19 pandemic; the industry - wide decline in demand for paper and related products; increased competition from existing and n on - traditional sources; procurement and other risks in obtaining packaging, facility products and paper from our suppliers for resale to our customers; changes in prices f or raw materials; changes in trade policies and regulations; increases in the cost of fuel and third - party freight and the availability of third - party freight providers; the loss of any of our significant customers; uncertainties as to the structure, timing, benefits and costs of the 2020 Restructuring Plan or any future restructuring plan that the Company may undertake; ad ver se developments in general business and economic conditions that could impair our ability to use net operating loss carryforwards and other deferred tax assets; our ability t o a dequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our ability to attract, train and retain highly qualified employees; our pension and health care costs and participation in multi - employer pension, health and welfare plans; the effects of work stoppag es, union negotiations and labor disputes; our ability to generate sufficient cash to service our debt; increasing interest rates; our ability to refinance or restructure our debt on rea sonable terms and conditions as might be necessary from time to time; our ability to comply with the covenants contained in our debt agreements; costs to comply with laws, rules and re gulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; changes in tax laws; adverse results from litigatio n, governmental investigations or audits, or tax - related proceedings or audits; regulatory changes and judicial rulings impacting our business; the impact of adverse developments in gen eral business and economic conditions as well as conditions in the global capital and credit markets on demand for our products and services, our business including our inter nat ional operations, and our customers; foreign currency fluctuations; inclement weather, widespread outbreak of an illness, anti - terrorism measures and other disruptions to our supply chain, distribution system and operations; our dependence on a variety of information technology and telecommunications systems and the Internet; our reliance on third - party v endors for various services; cybersecurity risks; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse ope rat ing results. The Company is not responsible for updating the information contained in this presentation beyond the published date, or for changes made to this presentation b y w ire services or Internet service providers. This presentation is being furnished to the SEC through a Form 8 - K. The Company’s Quarterly Report on Form 10 - Q for the period ended March 31, 2021 to be filed with the SEC may contain updates to the information included in this presentation. We reference non - GAAP financial measures in this presentation. Please see the appendix for reconciliations of non - GAAP measures to the most comparable United States ("U.S.") GAAP measures.

SAL ABBATE Chief Executive Officer

Net Sales Financial Results First Quarter 2021 5 1. Please see the appendix for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures. 2. Year - over - year variance percentage not meaningful because prior year figure was negative. $ 1.6B $ 1.7B (8.7)% 1Q21 1Q20 Variance Net Income (Loss) $21.3M $(0.4M) NM 2 Adjusted EBITDA 1 $ 59.5M $36.2M 64.4% Adjusted EBITDA as % of Net Sales 3.8% 2.1% 170 bps

STEVE SMITH Chief Financial Officer

1Q 2021 Adj. EBITDA Adj. EBITDA % of Net Sales Change from PY Change from PY $78M 9.1% +30.9% +170 bps $12M 5.6% +27.8% +210 bps $12M 3.8% +9.8% +130 bps $5M 3.4% +41.7% +120 bps Corporate & Other ($47M) $60M 3.8% +64.4% +170 bps Veritiv Consolidated Packaging Facility Solutions Print Publishing Segment and Consolidated Financial Results First Quarter 2021 7 1. Please see the appendix for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures. 1

Asset - Based Lending Facility & Capital Allocation First Quarter 2021 8 Capital Structure Capital Allocation Priorities: • Maintain adequate liquidity and appropriate debt levels • Invest in the business • Support restructuring initiatives • Return value to shareholders At the end of March 2021 : • $ 534M drawn against the ABL Facility • $ 344M of available borrowing capacity • N et debt to Adjusted EBITDA 1 : 2.0x utilizing the last twelve months AEBITDA Capital Allocation 1. Please see the appendix for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures.

SAL ABBATE Chief Executive Officer

Comments : • 2020 Restructuring Plan on time and on budget • Packaging growth expected to remain strong for first half of year and resume historical patterns in second half • Free cash flow and capital expenditures remain same as original guidance and on track Revised Outlook Full Year 2021 10 1. Please see the appendix for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures. 2. Cash flow from operations less capital expenditures. Income Before Taxes (Income or Loss Before Income Taxes) $95 - $115 Million Adjusted EBITDA 1 $220 – $240 Million Free Cash Flow 1,2 At least $75 Million Capital Expenditures Approximately $35 Million

Questions 11

12 Sustainability & Corporate Responsibility • Continued improvement in our sustainability and corporate responsibility initiatives • 2020 Corporate Social Responsibility report published in April 2021 • Established sustainability working group in 2020 to guide company’s efforts • Partner closely with suppliers and customer to be careful stewards, together

Appendix Reconciliation of Non - GAAP Financial Measures 13 We supplement our financial information prepared in accordance with U.S. GAAP with certain non - GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expense s a nd other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation an d other business optimization expenses, stock - based compensation expense, changes in the LIFO reserve, non - restructuring asset impairment charges , non - restructuring severance charges, non - restructuring pension charges, net, fair value adjustments related to contingent liabilities assumed in m ergers and acquisitions and certain other adjustments), free cash flow and other non - GAAP measures such as the Net Debt to Adjusted EBITDA ratio. We bel ieve investors commonly use Adjusted EBITDA, free cash flow and these other non - GAAP measures as key financial metrics for valuing companies. I n addition, the credit agreement governing our Asset - Based Lending Facility (the " ABL Facility") permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the ABL Facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Adjusted EBITDA, free cash flow and these other non - GAAP measures are not alternative measures of financial performance or liqui dity under U.S. GAAP. Non - GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, sim ilarly titled measures used by other companies. As a result, we consider and evaluate non - GAAP measures in connection with a review of the mos t directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non - GAAP me asures and to consider them with the most directly comparable U.S. GAAP measures. Adjusted EBITDA, free cash flow and these other non - GAAP mea sures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as rep ort ed under U.S. GAAP. Please see the following tables for reconciliations of non - GAAP measures to the most comparable U.S. GAAP measures. A reconciliation of the forecasted full year 2021 Adjusted EBITDA guidance range cannot be provided without unreasonable effo rts due to the uncertainty and variability on a forward - looking basis of certain items that impact net income including, but not limited to, restructuring charges, LIFO reserves, and taxes, any of which may be significant. In addition, the Company believes such a reconciliation would imply a degree of prec isi on that would be confusing or misleading to investors.

14 Appendix Reconciliation of Non - GAAP Financial Measures

15 Appendix Reconciliation of Non - GAAP Financial Measures

16 Appendix Reconciliation of Non - GAAP Financial Measures

17 Appendix Reconciliation of Non - GAAP Financial Measures

18 FIRST QUARTER 2021 FINANCIAL RESULTS (UNAUDITED) May 5, 2021